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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 10, 1997, included in Security Capital Industrial Trust's Form 10-K for the year ended December 31, 1996, our report dated January 29, 1997, included in Security Capital Industrial Trust's Form 8-K dated January 29, 1997 and our report dated November 7, 1997, included in Security Capital Industrial Trust's Form 8-K dated November 12, 1997, and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Chicago, Illinois
November 20, 1997